UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
February 21, 2020

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 East Erie Street
Suite 500
Milwaukee, Wisconsin 53202
(414) 212-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value per share	GDI	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2020, Gardner Denver Holdings, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) at which the Company’s stockholders approved the amendment and restatement of the Gardner Denver Holdings, Inc. 2017 Omnibus Incentive Plan (the “2017 Equity Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “GDI Common Stock”), issuable under the 2017 Equity Plan by 11,000,000 shares, rename the 2017 Equity Plan as the “Ingersoll Rand, Inc. 2017 Omnibus Incentive Plan” and change all references to Gardner Denver in the 2017 Equity Plan to Ingersoll Rand, in each case effective upon the closing of the merger and, in the case of renaming the plan and changing references to Gardner Denver, subject to Gardner Denver changing its name at the closing of the merger. The material features of the 2017 Equity Plan, as amended and restated, are described in the section entitled “Proposals to be Acted upon at the Gardner Denver Stockholder Meeting—Proposal 2” on pages 220 through 227 of the Company’s proxy statement/prospectus-information statement filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2019 in connection with the Special Meeting, which pages are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 21, 2020 the Company held the Special Meeting. At the Special Meeting, stockholders voted on the matters disclosed in the Company’s proxy statement/prospectus and information statement filed with the SEC on January 16, 2020 and the supplemental disclosures on Form 8-K filed with the SEC on February 13, 2020, in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 30, 2019, by and among the Company, Ingersoll-Rand plc, Ingersoll-Rand U.S. HoldCo, Inc. (“Ingersoll Rand Industrial”) and Charm Merger Sub Inc. (“Merger Sub”), pursuant to which, Merger Sub will merge with and into Ingersoll Rand Industrial (the “merger”).

As of the close of business on January 2, 2020, the record date for the Special Meeting, there were approximately 205,088,012 shares of GDI Common Stock outstanding and entitled to vote at the Special Meeting. 194,772,719 shares of GDI Common Stock were represented in person or by proxy at the Special Meeting, and therefore, a quorum was present. Proposals 1, 2 and 3, described below, were approved. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1

At the special meeting, the Company’s stockholders approved the issuance of GDI Common Stock pursuant to the Merger Agreement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
194,748,960	20,489	3,270	0

Proposal No. 2

The Company’s stockholders approved the amendment and restatement of the 2017 Equity Plan to increase the number of shares of GDI Common Stock issuable under the 2017 Equity Plan by 11,000,000 shares, rename the 2017 Equity Plan as the “Ingersoll Rand, Inc. 2017 Omnibus Incentive Plan” and change all references to Gardner Denver in the 2017 Equity Plan to Ingersoll Rand, in each case effective upon the closing of the merger and, in the case of renaming the plan and changing references to Gardner Denver, subject to Gardner Denver changing its name at the closing of the merger.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
176,148,975	18,613,831	9,913	0

Proposal No. 3

The Company’s stockholders approved the adjournment or postponement of the special meeting to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
165,870,863	28,889,885	11,971	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gardner Denver Holdings, Inc.

Date: February 24, 2020	By:	/s/ Andrew Schiesl
	Name:	Andrew Schiesl
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary